SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

GENERAL ENVIRONMENTAL MANAGEMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GENERAL ENVIRONMENTAL MANAGEMENT, INC
3191 Temple Avenue, Suite #250
Pomona, CA 91768

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 2, 2007
Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of General Environmental Management, Inc. (GEM), a Nevada corporation.  The meeting will be held on Monday, July 2, 2007 at 10:00 a.m., local time, at the office 3191 Temple Avenue, Suite #250, Pomona, CA 91768, for the following purposes:

1.	To elect three directors to serve for the ensuing year and until their successors are elected;

2.	To ratify the appointment of Weinberg & Company, P.A. as GEM's independent certified public accountants for the fiscal year ending December 31, 2007; and

3.
To adopt the Company’s 2007 Stock Incentive Plan, which reserves a total of 5,500,000 shares of Common Stock for the issuance of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Share Awards or Performance Awards.

4.	To conduct any other business properly brought before the Annual Meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.  The record date for the Annual Meeting is April 16, 2007. On April 16, 2007 there were 9,767,147 shares of common stock outstanding and entitled to vote. Each such share is entitled to one vote. Only stockholders of record at the close of business on April 16, 2007 may vote at the Annual Meeting or any adjournment or postponement thereof.  This Notice of Annual Meeting of Stockholders and Proxy Statement and form of proxy are being distributed on or about June 11, 2007; by Order of the Board of Directors.

Timothy J. Koziol
Chairman and Chief Executive Officer
Pomona, California
May 31, 2007

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting please complete, date, sign and return the enclosed proxy card, as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy card, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a legal proxy issued in your name from that record holder.

GENERAL ENVIRONMENTAL MANAGEMENT, INC.
3191 Temple Avenue, Suite  #250
Pomona, CA 91768

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 2, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the board of directors of General Environmental Management, Inc. (referred to as the “Company” or “GEM”) is soliciting your proxy to vote at the Company’s 2007 Annual Meeting. You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.  The Company intends to mail this proxy statement and accompanying proxy card on or about June 11, 2007 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, April 16, 2007, will be entitled to vote at the Annual Meeting. As of the record date, there were 9,767,147 shares of GEM’s common stock outstanding and entitled to vote. Fully diluted shares outstanding including common shares issued, warrants, options, convertible debentures, convertible term notes and the options under the 2005 and the 2007 Stock Incentive plans totaled 19,588,691 at April 16, 2007. For information regarding security ownership by management and by the beneficial owners of more than 5% of GEM’s common stock, see the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

Stockholders of Record: Shares Registered in Your Name

If on April 16, 2007 your shares were registered directly in your name with GEM’s transfer agent, Colonial Stock Transfer Co., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 16, 2007 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a legal proxy from your broker or other agent. If you fail to instruct your organization how you would like to have your shares voted, the organization has the authority to vote in its discretion as to Proposals One, Two and Three.

May I attend the Annual Meeting?

All stockholders of record as of the close of business on April 16, 2007 may attend the Annual Meeting. You must have a proxy card or other evidence of your ownership of shares eligible to be voted as of the record date (such as a copy of your brokerage or bank account statement) to attend the Annual Meeting. Also, stockholders will be asked to present valid government-issued photo identification, such as a driver’s license or passport, before being admitted to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. No items will be allowed into the Annual Meeting that might pose a concern for the safety of those attending.

If you are a registered stockholder, you will receive a proxy card in the mail. Please bring the proxy card, or other evidence of your ownership of shares eligible to be voted as of the record date, to the Annual Meeting.

If a broker, bank, trustee, nominee or other third party holds your shares, please inform that party that you plan to attend the Annual Meeting and ask for a legal proxy. Bring the legal proxy to the stockholder registration area when you arrive at the Annual Meeting and we will admit you to the Annual Meeting. If you cannot obtain a legal proxy in time, we will admit you to the Annual Meeting if you bring a copy of your brokerage or bank account statement showing that you owned GEM stock as of April 16, 2007.

On what proposals am I voting?

The following three matters are scheduled for a vote:

1.	The election of three directors to serve for the ensuing year and until their successors are elected (Proposal One); and

2.	To ratify the appointment of Weinberg & Company, P.A. as GEM's independent certified public accountants for the fiscal year ending December 31, 2007 (Proposal 2); and

3.
To adopt the Company’s 2007 Stock Incentive Plan, which reserves a total of 5,500,000 shares of  Common Stock for the issuance of Incentive Stock Options, Non-Qualified Stock Options, Stock  Appreciation Rights, Restricted Share Awards or Performance Awards.

How do I vote?

You may either vote “For” all of the nominees to the board of directors or you may abstain from voting for any nominee you specify on the proxy card. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person: come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card: simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct, except with respect to all other matters that may properly come before the meeting or any postponement, continuation or adjournment thereof, the designated proxy holders have discretionary authority to vote your shares.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from GEM. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 16, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	“For” the election of all three nominees for director to serve for the ensuing year and until their successors are elected;

•	“For” the ratification of the appointment of Weinberg & Company, P.A. as GEM’s independent certified public accountants for the fiscal year ending December 31, 2007;

•	“For” the ratification of the Company’s 2007 Stock Option Plan, which provides for the issuance of options to purchase up to 5,500,000 shares of Common Stock.

As set forth on the proxy card, if any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares at his or her discretion.

Who is paying for this proxy solicitation?

GEM will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy at any time before the closing of the polls at the Annual Meeting. You may revoke your proxy in any one of three ways:

•	You may complete, sign, date and mail another proxy card bearing a later date and deliver such proxy card to us prior to the Annual Meeting;

•
You may send a written notice that you are revoking your proxy to our Secretary, Clyde Rhodes, at 3191 Temple Avenue, Suite #250, Pomona, CA 91768 and deliver such notice to us prior to the Annual Meeting.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s Annual Meeting?

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.

Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the Annual Meeting to be held in 2008 by submitting their proposals in writing to the Secretary of the Company in a timely manner as provided herein. In order to be included in the Company’s proxy materials for the 2008 Annual Meeting, stockholder proposals must be received by the Secretary of the Company no later than the Notice Deadline (as defined below), and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.

 Section 3.6 of our Bylaws establishes an advance notice procedure for stockholders who wish to present certain matters before an Annual Meeting of stockholders. The Bylaws provide that, to be properly brought before an Annual Meeting, nominations for the election of director or other business must be: (1) specified in the notice of meeting given by or at the direction of the board of directors, (2) properly brought before the meeting by or at the direction of the board of directors, or (3) properly brought before the meeting by a stockholder who has delivered written notice to the Secretary of the Company no later than the Notice Deadline, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Deadline” is defined as that date which is 120 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the previous year’s Annual Meeting of stockholders. As a result, the Notice Deadline for the 2008 annual stockholder meeting is February 11, 2008. If a stockholder who has notified the Company of his or her intention to present a proposal at an Annual Meeting does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.

A copy of the full text of Section 3.6 of our Bylaws may be obtained without charge by stockholders by writing to the Secretary of the Company at the address below. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to our Secretary, Clyde Rhodes, at 3191 Temple Avenue, Suite #250, Pomona, CA 91768.

Stockholders may also submit a recommendation (as opposed to a formal nomination) for a candidate for membership on our board of directors by following the procedures set forth in the section entitled “Director Candidates” in Proposal 1 below.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Broker non-votes will have the effect on each Proposal as indicated below. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes.

How many votes are needed to approve each proposal?

•
For Proposal 1, the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. “Withheld votes” and Broker non-votes will have no effect.

•
For Proposal 2, the ratification of the appointment of Weinberg & Co. P.A. as GEM's independent certified public accountants for the fiscal year ending December 31, 2007, a “For” vote by a majority of the votes present in person or by proxy, will ratify the appointment.  “Withheld votes” and Broker non-votes will have no effect.

•
For Proposal 3, the ratification of the Company’s 2007 Stock Option Plan, which provides for the issuance of options to purchase up to 5,500,000 shares of Common Stock, a “For” vote by a majority of the votes present in person or by proxy, will ratify the plan.  “Withheld votes” and Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if at least a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting is present in person or represented by proxy at the Annual Meeting.

Your shares will be counted as present at the Annual Meeting if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote and are, therefore, included for purposes of determining the quorum requirement. If there is no quorum, a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2007.

PROPOSAL 1

TO ELECT THREE DIRECTORS TO SERVE FOR THE ENSUING YEAR AND UNTIL THEIR SUCCESSORS ARE ELECTED

GEM’s board of directors currently consists of three directors. Upon the recommendation of the nominating committee of the board of directors, which consists solely of independent directors, the board of directors has selected three nominees for director this year. Each director to be elected will hold office until the next Annual Meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. Each nominee listed below is currently a director of the Company.

VOTE REQUIRED

Directors are elected by a plurality of the votes properly cast in person or by proxy. The nominees receiving the highest number of affirmative votes will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE THREE NOMINEES LISTED BELOW.

NOMINEES

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. The nominees have consented to be named nominees in the proxy statement and to continue to serve as directors if elected. If a nominee becomes unable or declines to serve as a director or if additional persons are nominated at the Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below if possible (or, if new nominees have been designated by the board of directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

The Company is not aware of any reason that any of the nominees will be unable or will decline to serve as directors. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.
The following is a brief biography of each nominee for director:

Name	Age	Position
Timothy J. Koziol	53	Chief Executive Officer, Board Chairman and Director
James P. Stapleton	44	Director
Clyde E. Rhodes, Jr.	43	Chief Compliance Officer, Board Secretary and Director

Timothy J. Koziol.  Mr. Koziol joined GEM in January 2002 and now serves as the Chairman and Chief Executive Officer of the Company.  Mr. Koziol implemented accounting controls and systems to monitor the day-to-day financial position of GEM, changed operational policies to improve efficiencies, and implemented new sales and marketing programs to increase revenue. Prior to joining GEM, Mr. Koziol was a principal of Fortress Funding, Inc., an asset based lending company, where he was responsible for business development and underwriting.  Mr. Koziol was also a principal in Global Vantage, Ltd., an investment banking firm located in Newport Beach, CA.  Prior to his work in the financial services industry, Mr. Koziol managed a marketing consulting firm for national and regional clients.  He has a Bachelor of Arts from Wheaton College in Speech Communications and a Masters of Arts (Magma Cum Laude) from the Wheaton Graduate School in Mass Communications.

James P.  Stapleton is currently the Chief Financial Officer of BioNovo (OTC BB BNVI), a pharmaceutical company.  Bionovo is a drug discovery and development company focusing on cancer and women’s health.  He was hired as the CFO. at BioNovo in June 2005.  From January 2003 to January 2005, Mr. Stapleton was the CFO for Auxilio, Inc. (NASDAQ OTC AUXO.OB).  Prior to that, from 1996 through 2002, Mr. Stapleton was employed in a variety of positions for ProSoft Learning Corp. (NASDAQ OTC POSO.OB); including holding the positions as Corporate Secretary, Vice President - Investor Relations, Chief Financial Officer, and other positions.  Moreover, Mr. Stapleton was Chief Financial Officer of BioTek Solutions, Inc. from 1995 through February 1996.  Also, from 1987 to1995, Mr. Stapleton was the Chief Financial Officer for Advantage Life Products, Inc.  Currently, Mr. Stapleton serves on GEM’s Board of Directors.  He also served as GEM’s CFO from Nov. 2003 through April 2004.  Mr. Stapleton graduated in 1995 from the University of California, Irvine (UCI) with an MBA; he also graduated in 1985 from the University of Washingon with a BA in Economics.

Clyde E. Rhodes, Jr.  Mr. Rhodes serves as Chief Compliance Officer, Secretary and a Director of the Company.  Mr. Rhodes joined GEM’s predecessor, HazPak Environmental Services, Inc. (“HES”), in 2000.  Before joining HES, he was the Hazardous Waste Program Manager for the Metropolitan Water District of Southern California for more than nine years.  Mr. Rhodes has been in the environmental industry for a total of more than 15 years developing environmental management programs, performing environmental audits and assisting public and private entities in meeting the myriad of state and federal environment control laws and regulations.  Mr. Rhodes is a founding member of the Joint Utilities Vendor Audit Consortium established by west coast utilities (Edison, LA Department of Water and Power, Southern California Gas, PG&E, Salt River Project, and the Arizona Public Service Utility) to audit hazardous waste facilities throughout the country.  Mr. Rhodes possesses a Bachelor of Science Degree in Chemical Engineering from Louisiana Tech University.  Mr. Rhodes has the certificate of Engineer-In-Training and received registration as a Registered Environmental Assessor in the State of California in 1994.

INDEPENDENCE OF DIRECTORS

Our board of directors has determined that James P. Stapleton, is an "independent" director for the purposes of the applicable rules of the SEC.

DIRECTOR CANDIDATES

Stockholder Nominations and Recommendations. Section 3.6 of our Bylaws, described above, sets forth the procedure for the proper submission of stockholder nominations for membership on the board of directors. In addition, it is the policy of our nominating committee to consider properly submitted stockholder recommendations (as opposed to a formal nomination) for candidates for membership on our board of directors. A stockholder may make such a recommendation by submitting the following information: candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, information regarding any relationships between the candidate and GEM within the last three years and evidence of ownership of GEM stock by the recommending stockholder.  Information must be submitted to:

Clyde E. Rhodes, Jr., Board Secretary
3191 Temple Avenue, Suite #250
Pomona, CA 91768

Identifying and Evaluating Director Nominees. The nominating committee uses a variety of methods for identifying and evaluating candidates for nomination to the board of directors. Although candidates for nomination to the board of directors typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the nominating committee through professional search firms, stockholders or other persons. The nominating committee evaluates candidates for nomination by reviewing the qualifications of the candidates, considering the performance of the board of directors as a whole and the directors eligible for re-election at the Annual Meeting of stockholders, and considering the current size, composition and needs of the board of directors and its committees. The nominating committee also takes into account other factors it considers appropriate, including issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and potential conflicts of interest. Except as may be required by rules promulgated by the SEC, it is the current sense of the nominating committee that there are no specific, minimum qualifications that must be met by each nominee for the board of directors, nor are there specific qualities or skills that are necessary for one or more of the members of the board of directors to possess. Candidates properly recommended by stockholders are evaluated by the nominating committee using the same criteria as other candidates.

CODE OF ETHICS

GEM is committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics (the “Code”) reflects the business practices and principles of behavior that support this commitment and covers our employees, officers and directors. The Code satisfies SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002.  The Code is available at GEM’s Corporate Website, and we will post any amendment to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC, on GEM’s Corporate Website.

COMMUNICATIONS WITH THE BOARD

Stockholders may communicate with the non-management members of the board of directors by writing to:

Board of Directors
General Environmental Management, Inc.
3191 Temple Avenue Suite #250
Pomona, California 91768.

Pursuant to procedures adopted by the board of directors, the chief financial officer of the Company reviews all such correspondence and forwards copies of all correspondence, together with a summary, to each non-management member of the board of directors. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s audit committee and handled in accordance with procedures established by the audit committee with respect to such matters.

BOARD MEETINGS AND COMMITTEES

The board of directors of the Company held a total of 2 meetings and acted by written consent 15 times during the year ended December 31, 2006. No director serving during the year ended December 31, 2006 attended fewer than 75% of the aggregate of all meetings of the board of directors and the committees of the board of directors upon which such director served. Directors are encouraged, but not required, to attend the Annual Meeting of stockholders.

The board of directors has three standing committees: the audit committee, the compensation committee and the nominating committee.

Audit Committee. GEM has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The audit committee currently consists of one director, James Stapleton, who is “independent” as independence for audit committee members is defined by the SEC Rules.  Mr. Stapleton has been determined by the board of directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Stapleton’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Stapleton any duties, obligations or liability that are greater than are generally imposed on him as a member of the audit committee and the board of directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the board of directors.

The audit committee oversees the Company’s financial reporting process and internal controls, as well as the independent audit of the Company’s financial statements. The audit committee also selects an accounting firm to be engaged as the Company’s independent public accountants and provides oversight of legal, ethical and corporate governance matters. The audit committee held three (3) meetings during the year ended December 31, 2006. The report of the audit committee is presented later in this proxy statement.

DIRECTOR COMPENSATION

Our directors did not receive any cash compensation for their services as directors during the year ended December 31, 2006. Our 2005 Stock Plan provides for grants of options to purchase common stock to our directors who are not employees. Our non-employee director was awarded 35,000 warrants for his services as a director and as chairman of the audit committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Based on the recommendation of its Audit Committee, the Board has appointed the firm of Weinberg & Co. P.A. to be GEM’s independent certified public accountants for the year ending December 31, 2007, and recommends to stockholders that they vote for ratification of that appointment. Although not required to do so, the Board has determined that it would be desirable to request stockholders’ approval of this appointment. The ratification of the appointment of GEM’s independent certified public accountants will require the affirmative vote by the holders of a majority of the outstanding Stock present in person or represented by proxy at the Meeting. If such approval is not received, the Board will reconsider the appointment.

In 2006 and 2005 Weinberg & Co. P.A. services included an examination of GEM’s consolidated financial statements, the financial statements of certain benefit plans, and reviews of the consolidated financial statements included in GEM Form 10-Qs filed with the SEC for each of the quarters ended March 31, June 30, and September 30.

Weinberg & Co. P.A. billed GEM for professional services rendered for the years ended December 31, 2006, and December 31, 2005, as follows:

	Fiscal Year	Fiscal Year
Fees for Services Rendered	2006	2005
Audit fees (1)	$175,858	$135,304
Audit-related fees (2)	$44,824	$111,508
Tax fees (3)	$-	$-
All other fees	$-	$-
Total	$220,682	$246,812

(1) Includes fees and expenses related to the fiscal year audit and to interim reviews and related accounting consultation.
(2) Includes fees and expenses for audits of the employee benefit plan and, in 2004, consultation regarding internal control reporting.
(3) Includes fees and expenses for tax advisory service.

The Audit Committee approves in advance all audit and non-audit services provided by the independent auditors prior to their engagement with respect to such services. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve additional audit-related and non-audit services not prohibited by law to be performed by GEM’s independent auditors and associated fees up to a maximum for any one non-audit service equal to the lesser of $20,000 or 20% of the audit fees for GEM’s most recent completed fiscal year, provided that the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting. The Audit Committee approved in advance all of the audit and non-audit services provided by the independent auditors in fiscal 2006 and 2005.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF WEINBERG & CO. P.A.TO SERVE AS GEM’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

PROPOSAL 3

TO ADOPT THE COMPANY’S 2007 STOCK OPTION PLAN, WHICH PROVIDES FOR THE
ISSUANCE OF OPTIONS TO PURCHASE UP TO 5,500,000 SHARES OF COMMON STOCK

The Board of Directors has approved the 2007 General Environmental Management, Inc. Stock Incentive Plan (the "2007 STOCK INCENTIVE PLAN"), an incentive and non-qualified stock option plan which authorizes the issuance of up to 5,500,000 shares of our common stock. The 2007 Stock Incentive Plan was approved by the Board of Directors subject to stockholder approval. If the 2007 Stock Incentive Plan is approved, the shares of common stock being authorized will be used to grant Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Shares or Performance Awards to our employees, directors, officers and consultants and Incentive and non-qualified stock options to our employees.

With respect to Incentive Stock Options, the 2007 Stock Incentive Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of our common stock on the date of grant (110% in the case of stockholders who, at the time the option is granted, own more than 10% of the outstanding common stock), and requires that all such options have an expiration date not later than ten years from the date of the grant (or the fifth anniversary of the date of grant, in the case of 10% stockholders). Pursuant to the provisions of the 2007 Stock Incentive Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000.

With respect to non-qualified stock options, the 2007 Stock Incentive Plan requires that the exercise price of all such options be at least equal to 100% of the fair market value of our common stock on the date such option is granted and requires that all such options have an expiration date not later than ten years from the date of the grant of the option.

The Board of Directors believes that the Company and its stockholders have benefited from the grant of stock options in the past and that similar benefits will result from the adoption of the 2007 Stock Incentive Plan. It is believed that stock options play an important role in providing eligible employees with an incentive and inducement to contribute fully to our Company's growth and development because of the opportunity to acquire a proprietary interest in the Company on an attractive basis.

During the term of the 2007 Stock Incentive Plan, our eligible employees will receive, for no consideration prior to exercise, the opportunity to profit from any rise in the market value of our common stock. This will dilute the equity interest of our other stockholders. The grant and exercise of the options also may affect our ability to obtain additional capital during the term of any options.

The 2007 Stock Incentive Plan will be administered by the Board of Directors, or by any Stock Option Committee or Compensation Committee that may be established by the Board of Directors.

The description of the proposed 2007 Stock Incentive Plan set forth above is a summary of various provisions of the 2007 Stock Incentive Plan and is not a complete description of the plan. The Plan is attached to this proxy statement as Appendix A.

Federal Income Tax Consequences

The following is a summary of the federal income tax treatment of the stock options which may be granted under the 2007 Stock Incentive Plan based upon the current provisions of the Internal Revenue Code. This summary does not purport to be a complete and detailed description of all possible tax consequences to the recipient of a stock option. It describes the federal tax consequences in effect as of the date of this Proxy Statement. Each holder of a stock option is advised to consult his or her tax advisor because tax consequences may vary depending on the individual circumstances of the holder.

An option holder who exercises a non-qualified stock option will recognize taxable compensation at the date of exercise with respect to the difference between the fair market value of the option shares at exercise and the exercise price paid to purchase such shares. The Company is entitled to a corresponding deduction for such compensation. At such time as the option stock is sold, the option holder will recognize either short-term or long-term capital gain income (depending upon the length of time such stock has been held) with respect to the excess of the stock sale price over the exercise price paid to purchase such shares.

An option holder who exercises an incentive stock option will not realize any regular taxable income. At the date of exercise, the option holder may, depending on his or her personal tax situation, be subject to Alternative Minimum tax ("AMT") because the difference between the fair market value of the shares at exercise and the exercise price represents an AMT preference item.

The tax consequences of a disposition of an incentive stock option depend upon the length of time the stock has been held by the employee. If the employee holds the option stock for at least two years after the option is granted and one year after the exercise of the option, any gain realized on the sale is long-term capital gain. In order to receive long-term capital gain treatment, the employee must remain in our employ from the time the option is granted until three months before its exercise (twelve months in the event of termination due to disability of the employee). We will not be entitled to a deduction in this instance.

If the incentive option stock is not held for the requisite holding period described above, a "disqualifying disposition" will occur. A disqualifying disposition results in the employee recognizing ordinary compensation income to the extent of the lesser of: (1) the fair market value of the option stock on the date of exercise less the exercise price (the "spread") or (2) the amount realized on disposition of the option stock less the exercise price. If the amount realized on the disposition is greater than the fair market value of the stock on the date the stock option was exercised, such excess will be treated as a capital gain, which will be a long-term capital gain if the stock was held for the appropriate holding period (currently more than one year). We will be entitled to a deduction at this time for such ordinary compensation income. The option holder's basis in such shares will be the fair market value on the date of exercise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE COMPANY’S 2007 STOCK OPTION PLAN, WHICH PROVIDES FOR THE ISSUANCE OF OPTIONS TO PURCHASE UP TO 5,500,000 SHARES OF COMMON STOCK

The Board is not aware of any matters not set forth herein that may come before the Meeting. If, however, further business properly comes before the Meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Each new engagement of Weinberg & Co. P.A. was approved in advance by the audit committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

AUDIT COMMITTEE REPORT

The Audit Committee (the "Committee") is composed of James P. Stapleton, who is considered an "independent" director for the purposes of the applicable rules of the SEC. The Board and the Committee believe that the Committee members are and were at the time of the actions described in this report "independent" directors, as independence is defined by SEC Rule 401(e).

The Committee has reviewed and discussed with management GEM's audited consolidated financial statements as of and for the year ended December 31, 2006, and has discussed with GEM's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, issued by the Independence Standards Board, and has discussed with the auditors the auditors' independence and considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence.

Based on the foregoing reviews and discussions, the Committee recommended to the Board that the above referenced consolidated financial statements be included in GEM's Annual Report on Form 10-KSB for the year ended December 31, 2006, for filing with the SEC.

                                                            Respectfully Submitted

                                                            James P. Stapleton

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 16, 2007, certain information as known to the Company with respect to the beneficial ownership of our common stock by (i) any person (including any group as that term is used in Section 13(d)(3) of the Exchange Act), known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities, (ii) each director and each nominee for director to the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, all persons named below can be reached at General Environmental Management, Inc. 3191 Temple Avenue, Suite #250, Pomona, CA 91768.

Name	No. of Shares owned (1)	% of Stock Outstanding (2)
General Pacific Partners LLC (3) 660 Newport Center Drive, Suite 720 Newport Beach, CA 92660	2,862,272 (4)	24.73%
Revete Capital Partners, LLC (3) 660 Newport Center Drive, Suite 720 Newport Beach, CA 92660	400,000 (5)	4.10%
Billington Brown Acceptance, LLC (3) 660 Newport Center Drive, Suite 720 Newport Beach, CA 92660	46,442 (6)	0.48%
Timothy J. Koziol	858,469 (7)	8.79%
Clyde Rhodes	100,836 (8)	1.03%
James Stapleton	44,392 (9)	0.45%
Brett M. Clark	655,000 (10)	6.71%
Directors and Officers as a Group	1,686,730	16.98%

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares which the Selling Stockholder has the right to acquire within 60 days.

(2)	Based upon 9,767,147 shares outstanding.
(3)	Kevin P. O’Connell is the managing member of General Pacific Partners LLC, Billington Brown Acceptance LLC and Revete Capital Partners LLC.
(4)	Includes warrants to purchase 1,051,686 common shares at an exercise price of $0.60 and warrants to purchase 19,059 common shares at an exercise price of $30.
(5)	Includes warrants to purchase 400,000 common shares at an exercise price of $1.19.
(6)	Includes warrants to purchase 2,688 common shares at an exercise price of $37.50.
(7)
Includes 187,500 options to purchase common stock at $1.19 per share, 6,667 options to purchase common stock at $30 per share, warrants to purchase 650,000 common shares at an exercise price of $1.19 and warrants to purchase 967 common shares at an exercise price of $30.

(8)	Includes 87,500 options to purchase common stock at $1.19 per share.
(9)	Includes warrants to purchase 35,000 common shares at and exercise price of $1.19 per share.
(10)
Includes 150,000 options to purchase common stock at $1.19 per share, 5,000 options to purchase common stock at $39 per share and warrants to purchase 500,000 shares of common stock at $1.19 per share.

EXECUTIVE COMPENSATION AND OTHER MATTERS
SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned by or paid to our Chief Executive Officer and the other most highly compensated executive officers whose total salary and bonuses exceeded $100,000 for services rendered in all capacities during the fiscal year ended December 31, 2006. We refer to these individuals as our named executive officers.

The total compensation for the three fiscal years ended December 31, 2006 of Timothy J. Koziol, our Chief Executive Officer, Brett M. Clark, our Chief Financial Officer, and Clyde E. Rhodes, Jr., our Secretary is set forth below in the following Summary Compensation Table.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Other Annual Compensation ($) (2)	All Other Compensation ($)

Timothy J. Koziol	2006	203,075	25,000	-0-	-0-
	2005	204,194	10,000	-0-	-0-
	2004	186,401	-0-	-0-	-0-

Brett M. Clark	2006	147,950	-0-	-0-	-0-
	2005	81,710	10,000	71,920	-0-
	2004	-0-	-0-	-0-	-0-

Clyde E. Rhodes, Jr.	2006	110,973	-0-	-0-	-0-
	2005	103,393	10,000	-0-	-0-
	2004	85,361	-0-	-0-	-0-

(1)
The compensation described in this table does not include medical, group life insurance or other benefits received by the named executive officers that are available generally to all of our salaried employees, and may not include certain perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or ten percent (10%) of any such officer's salary and bonus disclosed in the table.

(2)	Mr. Clark performed services for the Company during the first part of the year as an outside consultant.

Option Grants in Last Fiscal Year

Prior to acquisition by the Company, General Environmental Management, Inc. of Delaware’s Board of Directors approved and implemented the 2005 Stock Option Plan (the plan). The plan authorized option grants to employees and other persons closely associated with the Company for the purchase of up to 88,117 shares. The Board of Directors of the Company granted a total of 66,284 options to 86 employees and to two consultants. The exercise price for the options ranged between $30.00 and $48.00, the market value of the stock at the date of the grant.

On April 1, 2006 the Company granted 3,334 options to employees. The exercise price for these options is $25.80, the market value of the stock at the date of the grant.

On July 1, 2006 the Company granted 9,253 options to employees. The exercise price for these options is $6.60, the market value of the stock at the date of the grant.

Aggregate Option Exercises in Last Fiscal Year And Fiscal Year End Option Values

There were no option exercises by our executive officers during fiscal 2006.

YEAR-END OPTION VALUES

The following table provides information for the executive officers named in the Summary Compensation Table above concerning stock options exercised during the year ended December 31, 2006, as well as the number and value of securities underlying exercisable and unexercisable options held as of December 31, 2006.

	Number of Securities Underlying Unexercised Options at December 31, 2006(#)		Value of Unexercised In-the-Money Options at December 31, 2006 ($)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy J Koziol	6,334	333	-	-
Brett M. Clark	3,000	3,667	-	-
Clyde E. Rhodes, Jr.	-	-	-	-

The values shown for in-the-money options represent the difference between the respective exercise price of outstanding stock options, and $2.43, which is the fair market value of our common stock as of December 31, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with. All such Forms 4 have since been filed with the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the years ended December 31, 2006 and 2005 the Company incurred $525,000 and $611,126 respectively in fees for advisory services provided by General Pacific Partners (“GPP”), a company that owns approximately 13 % of the outstanding stock of GEM at December 31, 2006 and is operated by a prior member of the Board of Directors of the Company’s wholly owned subsidiary, General Environmental Management, Inc. of Delaware. During the year ended December 31, 2006, as a part of this advisory agreement, the Company also issued 333,334 warrants, valued at $773,761, to purchase common stock at $1.20 per share. The company used the black scholes valuation model to determine the value of the warrants. For the Black Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 3.68%, expected volatility of 93.49% and an expected term for the warrants of 6 years. The Company allocated the fees and warrant values to specific tasks outlined in the advisory agreement. This included $513,165 related to a proposed acquisition
(Note 14), $319,730 related to the issuance of convertible notes and $465,871 related to general corporate matters.

As of December 31, 2006 the Company owed General Pacific Partners $270,000 for fees related to advisory services. These amounts due are unsecured, non- interest bearing and due on demand.

During the year ended December 31, 2006, General Pacific Partners made unsecured advances to the Company totaling $850,000. The proceeds were used for due diligence on a proposed capital raise and working capital until proceeds from the capital raise were received. The rate of interest on the advance is 10% per annum. The funds are due December 31, 2007. As of December 31, 2006, $300,000 of the advance had been repaid, and $550,000 remained outstanding.

During the year ended December 31, 2006, the Company converted $110,000 of amounts due to GPP for services in exchange for the issuance of 3,667 shares of the Company’s common stock. The shares issued were valued at the market price at the date of issuance, which resulted in a reduction in cost of $53,900 upon conversion that has been offset to operating expenses in the accompanying statement of operations.

On December 31, 2006 General Pacific Partners agreed to convert $851,558 in promissory notes and accrued interest into 709,632 shares of common stock in connection with this conversion. The Company issued 212,890 warrants to purchase common stock at $0.60 with an expiration date of December 31, 2008. As an inducement to convert these warrants were valued at $210,760 using the Black Scholes valuation model. For the Black Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 3.68%, expected volatility of 161.56 % and an expected term for the warrants of 2 years.

INDEMNIFICATION AGREEMENTS

Our bylaws provide that we shall indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by Nevada law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Nevada Revised Statutes expressly permits indemnification.

We believe that these provisions are necessary to attract and retain qualified persons as directors and executive officers. It is the position of the Securities and Exchange Commission that indemnification for liabilities arising under federal or state securities laws is against public policy and not enforceable.

In March, 2007, a former employee of the company, Francis Passarelli, instituted an action against the Company, its CEO, a former director and 25 “John Does” to set aside a settlement agreement between the former employee and the Company, on the grounds of concealment and fraud. The action seeks damages of approximately $1 million. The Company and its CEO have vigorously denied any liability to the former employee and believes the action is completely without merit. In the event of an adverse result against the CEO or former director, the Company would indemnify them for any losses they may suffer.

At present, there is no other pending litigation or proceeding involving any of our directors or officers in which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification. The Company is self-insured for these and similar claims

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are GEM stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to:

Brett Clark, Executive Vice President - Chief Financial Officer
General Environmental Management, Inc.
3191 Temple Avenue, Suite #250
Pomona, CA 91768

or call (909) 444-9500 to request an additional copy. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form proxy to vote the shares they represent as the board of directors may recommend.

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-KSB for the year ended December 31, 2006 is enclosed with this Proxy Statement.

WHERE YOU CAN FIND MORE INFORMATION

The Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC’s regional offices located at 233 Broadway, New York, New York 10279; 801 Brickell Ave., Suite 1800, Miami, Florida 33131; 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648 or 5670 Wilshire Boulevard, Suite 1100, Los Angeles, California 90036-3648. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. The SEC allows the Corporation to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. A copy of such report is enclosed with this Proxy Statement. All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the annual meeting shall also be deemed to be incorporated by reference into this Proxy Statement.

You should rely only on the information contained in this Proxy Statement or other documents to which we refer to vote at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than the date of the Annual Meeting, and the mailing of the Proxy Statement to stockholders shall not create any implication to the contrary.

Please sign and promptly return your proxy in the enclosed envelope. Your vote is important.

By Order of the Board of Directors

__________________________
Clyde E. Rhodes Jr., Secretary

Dated: May 31, 2007

Appendix A

GENERAL ENVIRONMENTAL MANAGEMENT, INC..
3191 Temple Avenue, Suite #250,
Pomona, CA 91768

PROXY FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 2, 2007

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GENERAL ENVIRONMENTAL MANAGEMENT, INC (the “Company”), a Nevada corporation, will be held on July 2, 2007 at 10:00 a.m., local time, at the office of the Company, 3191 Temple Avenue, Suite #250, Pomona, CA 91768 for the purposes stated on the reverse side of this proxy card.

The signatory on the reverse side of this proxy card (the “Signatory”), revoking all prior proxies, hereby appoints Timothy J, Koziol and Brett M. Clark, and each of them, as proxies and attorneys-in-fact, with full power of substitution, to represent and vote on the matters set forth in this proxy any and all shares of the Common Stock of the Company held or owned by or standing in the name of the Signatory on the Company’s books that the Signatory would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on July 2, 2007, at 10:00 a.m., local time, and any continuation or adjournment thereof, with all powers the Signatory would possess if personally present at the meeting.

The Signatory hereby directs and authorizes the above named Proxies and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed on the reverse side of this proxy card. The shares represented by this proxy will be voted as specified, or, if no specification is made, in favor of each proposal. The Signatory hereby further confers upon said Proxies, and each of them, or their substitutes, discretionary authority to vote with respect to all other matters that may properly come before the meeting or any postponement, continuation or adjournment thereof.

The Signatory hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report.